MEDIMMUNE AND MEDAREX ENTER BROAD ANTIBODY AGREEMENT


Gaithersburg,  MD and Princeton,  NJ, June 13, 2000 -- MedImmune,  Inc. (NASDAQ:
MEDI) and Medarex, Inc. (NASDAQ: MEDX) announced today that they have signed an agreement to develop fully human antibodies to multiple antigens using Medarex's HuMAb-Mouse(R) technology. Under the terms of the agreement, MedImmune receives an exclusive, worldwide license for the use of Medarex's HuMAb-Mouse technology for the development of antibodies against respiratory syncytial virus (RSV) and an option to further license the use of this technology for additional antigens. Medarex receives technology access fees and could also receive license and milestone payments, as well as royalties on product sales.

"We are excited about the opportunity to use Medarex's HuMAb-Mouse technology to evaluate new antibodies for potential product development," said Dr. Wayne T. Hockmeyer, MedImmune's chairman and chief executive officer.

"We are extremely pleased to add MedImmune to our growing list of HuMAb-Mouse partners," said Donald L. Drakeman, Medarex's president and chief executive officer. "MedImmune's proven product development capabilities are a good match for our HuMAb-Mouse technology."

Medarex is a  biopharmaceutical  company  developing  monoclonal  antibody-based therapeutics to fight cancer and other life-threatening and debilitating diseases. Medarex has assembled a broad platform of patented technologies for antibody discovery and development, including the HuMAb-Mouse(R) and TC Mouse(TM) systems for the creation of high-affinity, fully human antibodies; T-12 Development(TM) offering the capability of moving from target to trial in approximately 12 months; and Trans-Phage Technology(TM) combining high throughput screening with fully human antibody development. Medarex creates and develops fully human antibodies for itself and others, offering a full range of antibody development capabilities, including pre-clinical and clinical manufacturing services. For more information about Medarex visit its web site at www.medarex.com.

MedImmune, Inc. is a fully integrated biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, immune regulation and cancer. Headquartered in Gaithersburg, Maryland, MedImmune has manufacturing facilities in Frederick, Maryland and Nijmegen, the Netherlands, and an oncology subsidiary in West Conshohocken, Pennsylvania.

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Such risks and uncertainties include risks associated with product discovery and development as well as risks detailed from time to time in the companies' public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including each company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Copies of public disclosure filings with the Securities and Exchange Commission (SEC) are available from each company's investor relations department. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereonto duly authorized.

                                 MEDIMMUNE, INC.
                                -----------------
                                  (Registrant)

June 15, 2000 By:

                           ---------------------------
                          David M. Mott, Vice Chairman
                           and Chief Financial Officer